UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Amerityre Corporation

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AMERITYRE CORPORATION

1501 Industrial Road

Boulder City, Nevada 89005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 1, 2010

TO THE STOCKHOLDERS OF AMERITYRE CORPORATION:

The annual meeting of the stockholders (the “Annual Meeting”) of Amerityre Corporation (the “Company”) will be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City Nevada 89005, on Wednesday, December 1, 2010, at 10:00 am, Pacific Time, to:

1. Elect seven directors to serve until the 2011 Annual Meeting of Stockholders;

2. Ratify the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2011;

3. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 15, 2010 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

MANAGEMENT ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY ENCLOSED WITH THIS NOTICE.

HOLDERS OF MORE THAN 50% OF THE COMPANY’S 32,043,723 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1). THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

AMERITYRE CORPORATION

BY ORDER OF THE BOARD OF DIRECTORS

/s/Michael Kapral

Michael Kapral, Chief Executive Officer

Boulder City, Nevada

DATED:  October 15, 2010

SPECIAL REQUEST

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT

If your shares are held in the name of a brokerage firm, nominee, or other institution, you are considered the beneficial owner of shares held in street name.  As the beneficial owner, you have the right to direct your broker, nominee or other institution how to vote your shares.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Please promptly contact the person responsible for your account and give instructions for your shares to be voted.

The Company’s offices and plant are located 1501 Industrial Road, Boulder City, Nevada 89005.

AMERITYRE CORPORATION

1501 Industrial Road

Boulder City, Nevada 89005

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Amerityre Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the annual meeting of the stockholders (the “Annual Meeting”) to be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City Nevada 89005, on Wednesday, December 1, 2010, at 10:00 am, Pacific Time.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted affirmatively to:

1. Elect seven directors to serve until the 2011 Annual Meeting of Stockholders;

2. Ratify the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2011;

3. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The enclosed proxy, even though executed and returned to the Company, may be revoked by the stockholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting.  If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein.

The entire expense of this proxy solicitation, estimated at $15,000, will be borne by the Company.  In addition to this solicitation, in order to ensure that a quorum is represented at the Annual Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

ONLY HOLDERS OF RECORD OF THE COMPANY’S 32,043,723 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT OCTOBER 15, 2009 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH STOCKHOLDER HAS THE RIGHT TO ONE VOTE FOR EACH SHARE OF THE COMPANY’S COMMON STOCK OWNED.  CUMULATIVE VOTING IS NOT PROVIDED FOR.

MANAGEMENT ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY FORM ENCLOSED WITH THIS NOTICE.  HOLDERS OF MORE THAN 50% OF THE COMPANY’S 32,043,723 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1). THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING MAILED ON OR ABOUT OCTOBER 19, 2010, TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

The following table sets forth the name, age, position, and year first elected of each director and executive officer of the Company:

Name	Age	Position with Company	Officer or Director Since
Michael J. Kapral, Jr.	46	CEO/President/Director	April 2008(1)
James G. Moore, Jr.	62	Vice President of Engineering/COO	August 1999
Anders A. Suarez	43	Chief Financial Officer	July 2004(2)
Louis M. Haynie	82	Chairman of the Board	July 1997(3)
Henry D. Moyle, Jr.	79	Director	March 1999
Steve M. Hanni	42	Director	September 2005
Francis E. Dosal	72	Director	December 2007
Silas O. Kines	73	Director	December 2009
Gary M. Tucker	67	Director	March 2010
Timothy L. Ryan	61	Director	June 2010

______________________________________

(1) Michael Kapral was appointed as CEO/President in April 2009 and as a director in February 2010.

(2) Anders Suarez resigned as CFO effective October 1, 2010.

(3) Louis Haynie was appointed Chairman of the Board of Directors in September 2007.

The following persons have been nominated for election as directors of the Company:

Louis M. Haynie	Henry D. Moyle, Jr.	Francis E. Dosal	Silas O. Kines, Jr.

Gary M. Tucker	Timothy L. Ryan	Michael Kapral

Certain biographical information with respect to the nominees for director is set forth below.  Each director, if elected by the stockholders, will serve until our 2010 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.  Vacancies on the Board of Directors during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

Biographical Information on Nominees

Louis M. Haynie has been a member of our Board of Directors since July 1997 and was elected as Chairman effective September 1, 2007.  Mr. Haynie's past board services include Research Medical, Inc., Salt Lake City, Utah, the University of Utah Regents Advisory Board, Redwood Land Co., Salt Lake City, Utah, and MIS Corporation, Franklin, Tennessee.  Mr. Haynie has a law degree from the University of Utah and has been in the private practice of law since 1951.

Henry D. Moyle has been a member of our Board of Directors since March 1999. Since 1992, he has been President and C.E.O. of Silver Lake Company, and formerly President and C.E.O. of Brighton Properties, Inc. From 1970 to 1983, he was President and C.E.O. of Research Industries Corporation.  He received a B.A. from Stanford in 1957, and a J.D. degree from the University of Utah in 1959.  He is the owner of Sunset Canyon Ranch, raising cattle and racehorses, and serves on the board of directors of Silver Lake Company and Sunset Medical Corporation, which are closely-held companies.

Francis E. Dosal brings a wealth of investment, organizational and administrative experience to Amerityre. Mr. Dosal has been an active independent investor for more than 25 years with a particular interest in start-up and development stage companies.  Since 2003, he has worked exclusively managing his personal investments. Mr. Dosal served as Clerk of the Court, the Chief Administrative Officer for the United States District Court, District of Minnesota from 1984 until his retirement from that position in 2003.  As Chief Administrative Officer, Mr. Dosal was responsible for financial and budget matters, information systems, human resources, facilities, records and most other aspects of court administration.  From 1978 to 1984, Mr. Dosal served as Deputy Court Administrator for the Fourth Judicial District of Minnesota.  From 1975 to 1978, he was Senior Staff Associate at the National Center for State Courts.  From 1974 to 1975, Mr. Dosal served as Chief Legislative Analyst for the Joint House/Senate Judicial Committee of the Florida Legislature.  From 1961 to 1974, he was employed by the Florida Division of Mental Health as Human Resources Manager, Public Information Officer and Legislative Liaison.  Mr. Dosal’s interest in tire manufacturing dates back to 1958 when he worked on the production floor of Thompson Aircraft Tires in Miami while in college.  Mr. Dosal earned a B.S. in Business Administration from the University of Florida (1959) and an M.S. in Public Administration from Florida State University (1973).

Silas O. Kines, Jr. brings 43 years of tire industry experience to Amerityre.  Mr. Kines has owned and operated S.O. Kines, Jr. Inc. d.b.a. Forklift Tire of Florida since 1997. He is also currently President and CEO of K-2 Industrial Tire Inc. which has distribution rights for Amerityre’s Kryon brand of polyurethane forklift tires. Prior to opening his own tire operations, Mr. Kines served as Vice President of Carroll Tire and Rubber Company from 1972 to 1995, for which he established the Jacksonville, Florida warehouse as well as being responsible for sales operations in Orlando and Tampa. During his tenure annual sales in Florida increased from $0 to $80 million. Mr. Kines entered the tire business in 1966 as a commercial fleet salesman for Goodyear Tire and Rubber and by 1968 was recognized as a leader in the Southeast Region.  He is a past president of the Jacksonville Independent Tire Dealers Association and a former director of the Florida Independent Tire Dealers Association.

Gary M. Tucker is the founder and served as president of Tire Enterprises, Inc., a manufacturers' representative company marketing passenger, truck, and industrial tires in the U.S. from 1984 until the sale of the company in January 2007 to Solideal USA. Under his leadership, from 1990 through 2006 Tire Enterprises was the holding company for various retail/wholesale industrial tire companies, including B&W Industrial Tire, Fork Lift Tires of Memphis, Fork Lift Tires of West Tennessee, Fork Lift Tires of Mississippi, and Fork Lift Tires of Arkansas. Following the purchase of Tire Enterprises, Mr. Tucker acted as a consultant to Solideal from January 2007 until January 2009.  Since January 2009, Mr. Tucker has been working as private consultant for the tire industry, including some work for Amerityre, and also has served as a member of the board of directors Delta Materials Handling, Inc., a private industrial equipment company in Memphis. Prior to founding Tire Enterprises, Inc., from 1971 to 1984 Mr. Tucker served in various positions with TBC Corporation starting with Manager of Quality Assurance and Engineering and concluding as Vice President of Purchasing and Engineering. From 1966 to 1971, Mr. Tucker worked as a tire development engineer at B.F. Goodrich Co.  He served as an industrial engineer from 1965 to 1966 for Owens-Illinois Glass Co. Mr. Tucker earned a Bachelor of Engineering Science degree from Marshall University (1965).

Timothy L. Ryan incorporated Rhino Rubber LLC in September 2008. A manufacturing and distribution company, Rhino Rubber has brought a complete line of solid industrial tires and wheels to the US market serving the material handling industry. The company is also visible in Europe under the name Euromex Tyre. Mr. Ryan served as President of Thule Trailers, Winslow, ME, an international manufacturer of aluminum and galvanized sport utility and cargo trailers targeting the US market, from June 2005 until July 2008.  He was recruited by Thule, a Swedish company, to implement a national sales and distribution strategy for enclosed aluminum trailers along with introducing an innovative Thule European-designed galvanized trailer program.  In that position he developed multi-location distribution and manufacturing capacity in the US market, as well as a multi-channel sales distribution initiative ranging from independent trailer dealers to national retailers such as ACE hardware, Balkamp/NAPA, Cabela’s, and U-Haul.  He was also responsible for implementing extensive restructuring and business alignment initiatives within the US to introduce new trailer concepts and solutions consistent with trends driven by the automotive industry. From June 1991 to Feb. 2005, Mr. Ryan worked for Trelleborg Wheel Systems Americas, Hartville, OH, as President.  Trelleborg is an international company dealing in ISO certified industrial tires serving the global material handling industry with proprietary products.  In that position, Mr. Ryan reported directly to the Business Unit President in Europe and was responsible for leading the Global Matrix Organization of 6 executives and 1800 employees in US, 8 executives and 700 employees in Sir Lanka, and 5 executive and 225 employees in Belgium. Prior to that position, from 1986 to 1991, Mr. Ryan served as General Manager of Industrial Tires Division (formally Teledyne Monarch Rubber) where he managed the industrial tire division of Teledyne Monarch Rubber with full P&L responsibility. Mr. Ryan worked in various product support, sales representative, and regional and national sales management positions from 1979 to 1986. Mr. Ryan completed three years of study in Business Administration at the University of Texas, Austin, TX (1969-1972), a Dale Carnegie Institute program (1981), and the Trelleborg Intercultural Management Program at Lund University, Lund, Sweden (1998).  Mr. Ryan served in the U.S. Air Force from 1967 through 1973.

Michael J. Kapral, Jr. was appointed Chief Executive Officer and President on April 24, 2009.  Previously he served as Vice President of Marketing since April 1, 2008.  Mr. Kapral brings to Amerityre a broad range of capabilities acquired during an extensive 25 year career in the tire and tire products industry.  From 2001 to 2008, he was the General Manager of the Tire Division at Carpenter Company in Richmond, Virginia.  Prior to that, from 1995 to 2001, he was Territory Manager for Bridgestone Firestone Tire. Mr. Kapral’s experience includes tire fill material manufacture and sales, retread manufacturing operations and consumer retail tire sales in tire product areas ranging from medium truck tires to off-the-road tires.  He began his career working for his father in their retread shop, later moving into retail sales in their four store tire business located in Southern New York State.  Mr. Kapral earned a B.S. in Political Science from the State University of New York at Fredonia, N.Y. in 1992.

Audit Committee

Our Audit Committee includes Steve Hanni, the chair, Henry Moyle and Frank Dosal.  Our Board of Directors has determined that Steve Hanni is an "audit committee financial expert" as defined under SEC regulations. All of the Audit Committee members are deemed to be independent.  The tasks and responsibilities of the Audit Committee include (i) the review and discussion of the audited financial statements with management, (ii) discussing with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, as may be modified or supplemented, and (iii) receiving from auditors disclosure regarding the auditors' Independence Standards Board Standard No. 1, as may be modified or supplemented.  Members of the Audit Committee met 4 times during the fiscal year ended June 30, 2010.

Compensation Committee

Our Compensation Committee includes Henry Moyle (Chair), Louis Haynie and Silas Kines. All of the Compensation Committee members are deemed to be independent.  The Compensation Committee meets as necessary but at least once annually to review executive compensation and make recommendations regarding compensation to the full Board of Directors.  The Compensation Committee met once during the fiscal year ended June 30, 2010.

Nominating Committee

Our Nominating Committee includes Silas Kines (Chair) and Louis Haynie. The Nominating Committee members are deemed to be independent.  The Nominating Committee meets as necessary but at least once annually to consider and recommend potential nominees for directorships to the full Board of Directors.  The Nominating Committee met 2 times during the fiscal year ended June 30, 2010.  The Nominating Committee charter is posted on our website at www.amerityre.com.  Pursuant to the charter, the Nominating Committee will consider candidates for directorships proposed by any stockholder although there is no formal procedure for making such proposals.

Meetings of our Board of Directors

Our Board of Directors held 16 meetings during the fiscal year ended June 30, 2010 (including 14 meetings conducted by telephone conferencing).  No director attended less than 75% of all board and applicable committee meetings during the year.

Directors’ Compensation

On December 2, 2009, the board approved annual compensation for each non-employee director for the period December 2, 2009 through December 1, 2010. The annual compensation is $12,000, all payable through the grant of restricted common stock, a total 41,379 shares each (based on the closing price of $0.29 per share on December 1, 2009), such stock to be issued quarterly. Excluding telephonic meetings, we paid non-employee directors $1,000 for each meeting of the Board of Directors or meeting of a committee of the Board of Directors that they attended.  Directors who fulfill special assignments at either the direction of the Executive Committee or pursuant to an agreement with the entire Board of Directors may be compensated for service on such assignments at a per diem rate of $1,000 per day.  Directors who perform extraordinary services may also receive bonus share awards at the discretion of the Board of Directors. Directors are also reimbursed for expenses incurred in connection with their service as Directors, including travel expenses for meeting attendance.

In addition to the above compensation, the Board of Directors has approved annual compensation for the chairman of the Audit Committee of $25,000, payable quarterly in cash and/or stock.

Effective August 1, 2010, the Board of Directors has also approved compensation of $6,000 per month to director Timothy Ryan for leading a business and strategic planning effort intended to streamline operations, increase marketing focus and move the Company towards profitability.

Vote Required

The affirmative vote of a plurality of the votes cast, in person or by proxy, at the Annual Meeting will be required for the election of Directors.  The Board of Directors recommends a vote “FOR” all the nominees.  It is intended that in the absence of contrary specifications, proxies will be voted for the election of the nominees named above.  However, under new SEC regulations, broker non-votes will not be counted in the election of Directors. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will be unavailable.

PROPOSAL NO. 2

RATIFY THE SELECTION OF HJ & ASSOCIATES, LLC AS

THE COMPANY’S INDEPENDENT AUDITOR

The Board of Directors has selected HJ & Associates, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2011.  To the knowledge of the Company, at no time has HJ & Associates, LLC had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.  It is anticipated that a representative of HJ & Associates, LLC will be present at the Annual Meeting and will be provided the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

(1) Audit Fees.  The aggregate fees billed us for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of our quarterly financial statements is $55,421 and $53,019, respectively.

 (2) Audit-Related Fees.  None.

 (3) Tax Fees. $2,594 and $2,993.

 (4) All Other Fees. None.

Vote Required

Ratification of the Company’s independent auditor requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.  The Board of Directors recommends a vote “FOR” the ratification of the selection of HJ & Associates, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2011. It is intended that in the absence of contrary specifications, proxies will be voted for the selection of HJ & Associates, LLC.

EXECUTIVE OFFICERS

The following sets forth certain information regarding our officers as of September 1, 2010 and for the fiscal year ended June 30, 2010:

Name of Officer	Age	Position
Michael J. Kapral, Jr.	47	Chief Executive Officer and President
James G. Moore, Jr.	62	Vice president of Engineering/COO
Anders A. Suarez	43	Chief Financial Officer and Secretary/Treasurer (resigned 10/1/2010)

Michael J. Kapral, Jr. was appointed Chief Executive Officer and President on April 24, 2009.  Previously he served as Vice President of Marketing since April 1, 2008.  Mr. Kapral brings to Amerityre a broad range of capabilities acquired during an extensive 25 year career in the tire and tire products industry.  From 2001 to 2008, he was the General Manager of the Tire Division at Carpenter Company in Richmond, Virginia.  Prior to that, from 1995 to 2001, he was Territory Manager for Bridgestone Firestone Tire. Mr. Kapral’s experience includes tire fill material manufacture and sales, retread manufacturing operations and consumer retail tire sales in tire product areas ranging from medium truck tires to off-the-road tires.  He began his career working for his father in their retread shop, later moving into retail sales in their four store tire business located in Southern New York State.  Mr. Kapral earned a B.S. in Political Science from the State University of New York at Fredonia, N.Y. in 1992.

James G. Moore, Jr. joined us in August 1997.  Prior to his employment by us, he worked at The Goodyear Tire & Rubber Company, in Akron, Ohio, where he had over 25 years of experience as a master tire carver, which included five years at the Goodyear apprentice school for tire tread pattern carving and mold carving.

Anders A. Suarez was appointed our Chief Financial Officer in July 2004.  Prior to his appointment, he worked as our Financial Systems Administrator since October 2003.  Prior to joining us, from 1999 to 2003, Mr. Suarez worked as a project manager/senior consultant for ePartners, Inc., Phoenix, Arizona, a leading provider of Microsoft-based business solutions for middle market companies.  He received his B.S. in Finance from the University of Arizona, Tucson, Arizona in 1995, and his M.B.A. from Thunderbird-The American Graduate School of International Management, Glendale, Arizona in 1996.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the duties, responsibilities and role of our Compensation Committee as well as the material elements of compensation for the our executive officers identified in the Summary Compensation Table set forth below (the “Named Executive Officers”).  Over the past year, the Compensation Committee has reviewed our compensation practices and the components of executive compensation.  The information below provides the description of compensation policies applicable to executive officers and other highly compensated individuals under employment and/or consulting arrangements.

Objectives of Our Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to maintain a compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long-term success, encourage performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our stockholders. To that end, our compensation practices are intended to:

1.

Tie total compensation to the Company’s performance and individual performance in achieving financial and non-financial objectives;

2.

Align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

Role of the Compensation Committee

The Compensation Committee determines the compensation of our Chief Executive Officer and, in consultation with the Chief Executive Officer, our other executive officers. In addition, the Compensation Committee is responsible for adopting, reviewing and administering our compensation policies and programs, including the cash bonus incentive plan and equity incentive plan, which are discussed in more detail below. Our Compensation Committee adheres to a compensation philosophy that (i) seeks to attract and retain qualified executives who will add to the long-term success of the Company, (ii) promotes the achievement of operational and strategic objectives, and (iii) compensates executives commensurate with each executive’s level of performance, level of responsibility and overall contribution to the success of the Company.

In determining the compensation of our Chief Executive Officer and our other executive officers, the Compensation Committee considers the financial condition and operational performance of the Company during the prior year. In determining the compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer.

The Compensation Committee reviews the compensation practices of other companies, based in part on market survey data and other statistical data relating to executive compensation obtained through industry publications and other sources. The Compensation Committee does not seek to benchmark the Company’s compensation program directly with other publicly traded companies or other companies with which we may compete for potential executives since some of these competitors are privately held research and development companies for which executive compensation information is not available. However, the Compensation Committee compares our executive compensation program as a whole with the programs of other companies for which survey data is available, and also compares the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Compensation Committee uses such survey data primarily to ensure that our executive compensation program as a whole is competitive and we are in a position to retain our executives.

Components of Executive Compensation for Fiscal 2010 and Fiscal 2011

Our executive employment agreements for fiscal 2010 and 2011 provide that employees will be compensated by salary and bonus, with bonuses potentially including cash and equity components.  Salary and bonus structures were determined by negotiation between the Company and the particular executive based on each individual’s tenure with the Company, qualifications and relevant experience, review of available data on comparable positions, and the Compensation Committee’s and management’s best business judgment.  While each of the agreements have a general description of the employee’s responsibilities associated with his/her title and/or position, the agreements do not include specific written performance objectives for the individual but do include certain performance targets for the Company.

The elements of the Company’s compensation program are base salary, annual cash performance bonus and long-term equity incentives. Our compensation program is designed to provide our executives with incentives to achieve our short- and long-term performance goals and to pay competitive base salaries. Each Named Executive Officer’s current and prior compensation is considered in setting future compensation.

In addition, the employment agreements with certain of our Named Executive Officers provide for other benefits, including potential payments upon termination of employment. Each of the elements of our executive compensation program is discussed in the following paragraphs.

Base Salaries

Base salary is the foundation element of our employees’ annual cash compensation. Base salaries generally vary based on a number of factors, including the executive’s experience level and scope of responsibility, performance level, estimate of future potential and overall contribution. The value of base salary also reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our Named Executive Officers and other highly compensated individuals are reviewed on an annual basis and adjustments made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas in setting base salaries.

Annual Cash Performance Bonuses

The Company believes that as an employee’s level of responsibility increases, a greater portion of the individual’s cash compensation should be variable and linked to both quantitative and qualitative expectations, including key operational and strategic metrics. To that end, the Company had established an annual cash performance bonus program in order to align executives’ goals with the Company’s strategic and tactical objectives.

Current employment agreements with certain of Amerityre’s executive officers include an incentive component which will enable them to be eligible to earn an annual cash bonus based upon meeting certain performance metrics applicable to the Company’s performance in general and the executive’s performance in particular. Within the overall context of Amerityre’s pay philosophy and culture, the objectives of the incentive component are to:

1.

Provide competitive levels of total cash compensation;

2.

Align pay with organizational and individual performance;

3.

Focus executive attention on key business metrics;

4.

Provide a significant incentive for achieving and exceeding performance goals;

5.

Create a focus on stockholder value; and

6.

Be easily understood and easily administered.

For the Named Executive Officers, the performance metrics currently include corporate performance objectives but may be modified in the future to also include individual-specific goals. Corporate performance may be measured with reference to, among other things, operating cash flows (defined as earnings before interest, taxes, depreciation and amortization and adjusted for maintenance capital expenditures and changes in inventory) and/or net income. Individual performance goals are tied to the Company’s business plan, and may be quantitative or qualitative in nature.  For fiscal 2010, such performance goals included such measures as improving productivity, increasing revenues, reducing operating cash loss and increasing net income.

For each executive, the total annual performance bonus amount for the mix of Company-wide and individual-specific performance goals applicable to that executive will be based on a fixed percentage of the executive’s base salary. For fiscal 2010, each executive’s potential cash bonus is tied to the same Company-wide goals and the potential annual cash bonus is up to 50% of each executive’s respective annual base salary.

For 2010, the corporate performance measures consist of the attainment of targeted levels of reduced cash loss in operations and increases in net income. For our Named Executive Officers, achievement of the threshold level of reduced cash loss in operations and net income could result in a minimum payout of 12.5% of the targeted bonus with respect to that metric, and higher levels of achievement would result in greater payouts up to a maximum payout of 100% of the targeted bonus for achievement of 100% of the targeted level.

For fiscal 2010, we accrued payments to two of our executive officers based on their respective employment agreements for the achievement of a greater than 50% reduction of cash loss for the year ended June 30, 2010 over the year ended June 30, 2007. Given the Company’s cash flow situation, both officers agreed to accept shares of common stock in lieu of cash payments for these earned bonuses.  In addition, due to the current economic climate and continuing financial exigencies, the specific contractual provisions detailed about have been eliminated.  Any cash performance bonuses awarded in the immediate future will be made only at the discretion of the Compensation Committee.

Long Term Equity Incentives

Long term incentive awards are a key element of the Company’s total compensation package for individuals in significant positions of responsibility. Such awards may be made under our 2005 Stock Option and Award Plan (the “2005 Plan”) to senior management and select employees who are key to the Company’s achievement of its long-term goals. The purpose of the 2005 Plan is to promote the long term growth and profitability of Amerityre by (i) providing certain directors, officers and employees with incentives to maximize stockholder value, and (ii) enabling Amerityre to attract, retain and reward the best available persons for positions of responsibility. The 2005 Plan provides for a variety of long-term awards including incentive or non-qualified stock options, restricted stock, and performance awards.

2005 Stock Option and Award Plan Summary

The 2005 Plan is intended to reward employees and other individuals who contribute to our success and to provide them with a stake in the enterprise as stockholders.  Consistent with this belief, the award of stock options has been and will continue to be an important element of our compensation program.

We intend to use the 2005 Plan to attract competent Directors, executive personnel, and other employees, aid in the retention of existing Directors, executive personnel, and employees, and provide incentives to all of such personnel to devote the utmost effort and skill to our advancement by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

The 2005 Plan is administered by our Compensation Committee.  Awards granted under the 2005 Plan may be incentive stock options, or ISOs, as defined in the Internal Revenue Code of 1986, as amended, or the Code, appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to our employees, including officers and Directors, who, in the opinion of the Board of Directors or the Compensation Committee, have contributed, or are expected to contribute, materially to our success.  In addition, at the discretion of our Board of Directors or the Compensation Committee, options or bonus stock may be granted to individuals who are not employees but contribute to our success.

The exercise price of options granted under the 2005 Plan, as determined by our Board of Directors, may be based on the fair market value of the underlying common stock at the time of grant and, in the case of ISOs may not be less than 100% of the fair market value of such capital stock on the date the option is granted or, in the case of holders of more than 10% of our outstanding common stock, 110% of the fair market value.

Options granted under the 2005 Plan shall expire no later than ten years after the date of grant or, in the case of holder of greater than 10% of our outstanding common stock, five years.  The option price may be paid by cash or, at the discretion of our Board of Directors or the Compensation Committee, by delivery of a promissory note or shares of our Common Stock already owned by the optionee, which will be valued at their fair market value at the date of exercise, or a combination thereof.

All of our employees, officers, and Directors are eligible to participate under the 2005 Plan.  A maximum of 2,000,000 shares are available for grant under the 2005 Plan.  The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by our Board of Directors or the Compensation Committee, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

The aggregate number of shares with respect to which options or stock awards may be granted under the 2005 Plan, the number of shares covered by each outstanding option, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares.

Our Board of Directors or the Compensation Committee may from time to time alter, amend, suspend, or discontinue the 2005 Plan with respect to any shares as to which options or stock awards have not been granted.  However, no such alteration or amendment, unless approved by our stockholders, shall:

a.

 increase, except an adjustment for an event of dilution, the maximum number of shares for which options or stock awards may be granted under the 2005 Plan;

b.

 reduce, either in the aggregate or to any eligible employee, except adjustment for an event of dilution, the minimum option prices which may be established under the 2005 Plan;

c.

extend the period or periods during which options may be granted or exercised;

d.

 materially modify the requirements as to eligibility for participation in the 2005 Plan;

e.

change the provisions relating to events of dilution; or

f.

 materially increase the benefits accruing to the eligible participants under the 2005 Plan.

If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee.  The optionee's basis for the delivered shares will carry over to the option shares received.  With regard to the number of non-qualified option shares received which exceeds the number of shares delivered, the optionee will realize ordinary income at the time of exercise; and the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise, although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes.  If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

Under the terms of the 2005 Plan, our Board of Directors or the Compensation Committee may also grant stock awards which may, at the discretion of our Board of Directors or Compensation Committee, be subject to forfeiture under certain conditions.  Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (our Board of Directors or the Compensation Committee can require the payment of par value at the time of the grant).  We will realize a corresponding compensation deduction.  The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder.  On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

Under the 2005 Plan, the Board and the Compensation Committee have broad authority to award equity-based compensation arrangements to any eligible employee, director, consultant, or advisor of Amerityre. Since the ultimate value of stock options bears a direct relationship to the market price of the Common Stock, the Compensation Committee believes that awards under the 2005 Plan can be an effective incentive for Amerityre’s management to create value for Amerityre’s stockholders. Awards under the 2005 Plan are made in the discretion of the Board of Directors, upon recommendation from the Compensation Committee.

Perquisites and Other Benefits

The Company does not provide significant perquisites or personal benefits to executive officers, other than the partial payment of health insurance premiums.

Employment Agreements

At June 30, 2010, we had written employment agreements with Mike Kapral, Anders Suarez and James Moore.  These employment agreements provide for the following:

Name Executive Officer/Title	Term	Base Annual Salary	Additional Cash Compensation(3)	Additional Value Stock Compensation	Adjusted Annual Salary FY 2010	Stock Award and/or Option Grants
Michael J. Kapral, President and Chief Executive Officer (1)	4/08 thru 3/11	$120,000(2)		$21,000	$141,000	75,000 options at $2.02/share; 5 year term; vest 1/3 annually beginning 3/31/09

Anders A. Suarez, Chief Financial Officer	5//08 thru 6/11	$120,000(2)	$15,000	$21,000	$ 156,000	75,000 options at $1.79/share; 5 year term; vest 1/3 annually beginning 6/30/09

James G. Moore, Jr., Vice President - Engineering & Manufacturing	5/08 thru 6/11	$112,500(2)	$14,063	$21,000	$147,563	75,000 options at $1.79/share; 5 year term; vest 1/3 annually beginning 6/30/09

(1)  Michael Kapral was appointed President and Chief Executive Officer April 24, 2009.  He served previously as Vice President - Sales and Marketing.

(2) In December 2008, each senior executive officer agreed to accept a 10% reduction in base salary.  In April 2009, each senior executive officer agreed to accept a further 10% minimum reduction in salary, with the most highly compensated officers accepting a reduction down to a maximum base salary of $10,000 per month. Mr. Suarez resigned effective October 1, 2010.  Effective October 1, 2010, the remaining officers agreed to further adjustments in salary payments for the balance of the term of the respective employment agreements. Mr. Kapral’s salary will be reduced to the pro-rata equivalent of $110,000 per year with the difference accrued and payable at the end of each fiscal quarter.  Mr. Moore’s salary will be reduced to the pro-rata equivalent of $85,000 per year.

(3) Bonus compensation of 12.5% of annual salary earned for achievement of reduction in cash losses. Each officer agreed to accept shares of common stock in lieu of cash in consideration of the Company’s cash flow situation.

In the event of either termination for cause or due to a change of control, the above employees are entitled to salary, earned bonus compensation and benefits according to the provisions of their individual agreements.

Employment and Severance Agreements

Except as otherwise disclosed herein, each of our executive officers and key employees is party to an employment agreement with the Company (collectively, the “Employment Agreements”), each of which has materially similar terms. The principal purpose of the employment agreements is to protect the Company from certain business risks (e.g., threats from loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as certain severance benefits.

The Employment Agreements provide that the executives shall devote full time attention, skill and ability to discharge the duties assigned to them, and to use their best reasonable efforts to promote and protect the interests of Amerityre.  All new Employment Agreements provide for an annual base salary (which may be increased by the Board of Directors), an annual performance cash bonus in an amount determined by the Board of Directors pursuant to the Company’s general policies in such regard, and participation in any senior management equity incentive plan which Amerityre adopts, participation in health insurance benefits, vacation in accordance to the Company’s standard vacation policy, and expense reimbursements.

The Employment Agreements are intended to preserve employee productivity and encourage retention. They are also intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Each of our Employment Agreements includes a severance provision. The principal purpose of the severance provision is to define the Company’s right to terminate the employment relationship and, in return, to provide the executive officers assurances with regard to severance benefits under various circumstances which may accompany termination of employment. A description of the terms of their severance agreements can be found below under the caption “Termination and Change in Control Arrangements.”

Termination and Change-In-Control Arrangements

At September 15, 2010, we have written employment agreements with Michael Kapral, Anders Suarez and James Moore, as described above.   In the event of either termination without cause or upon a change of control, Mr. Kapral, Mr. Suarez and Mr. Moore are entitled to salary, earned bonus compensation and benefits for four (4) months.

Other than the above-listed agreements, we are not a party to any change of control arrangements with any person.

Employee Benefits

The Company offers employee health insurance benefits coverage to provide our workforce with a reasonable level of financial support in the event of illness or injury. Health insurance benefits are available to all full time employees, including executive officers of the Company. The executive officers of the Company, including the Named Executive Officers, participate in these plans on the same basis as all other employees. The cost of employee benefits is borne 20% by each employee and 80% by the Company.

Accounting Matters

In the first quarter of fiscal 2006, the Company adopted the provisions of Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), formerly SFAS 123(R)), which requires the fair value of options to be recorded as compensation cost in the consolidated financial statements. The adoption of ASC 718 has resulted in $74,263 and $64,077 in additional compensation costs to be recognized in fiscal 2010 and 2009, respectively.

Stock Bonus Awards

In July 2009, the Compensation Committee and the Board of Directors approved the grant of stock bonus awards to Michael Kapral, Anders Suarez and James Moore.  The three officers were each granted 100,000 shares of stock (valued at $21,000 each) in recognition of their extraordinary efforts on the Company’s behalf.

Stock Ownership Requirements

The Board of Directors has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board of Directors nor the Compensation Committee has established stock ownership guidelines for members of the Board of Directors or the executive officers of the Company.

Compensation Committee Report On Executive Compensation

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement on Schedule 14A relating to the upcoming annual meeting and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

/s/Henry Moyle	/s/Louis Haynie	/s/Silas Kines
Henry Moyle, Chairman	Louis Haynie	Silas Kines

The following Summary Compensation Table sets forth the aggregate compensation paid or accrued by the Company to our Chief Executive Officer, our Chief Financial Officer and certain other executive officers, (the “Named Executive Officers”) as of June 30, 2010 and 2009.

Summary Compensation Table

Officers Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M. Kapral, CEO, Pres. Since 4/2009	2010 2009	120,000 140,905	- -	21,000 -	27,122 27,178	- -	- -	- -	168,122 168,083
J. Moore, Jr. VP Eng./COO	2010 2009	112,500 122,115	14,063 -	21,000 -	23,571 20,831	- -	- -	- -	171,134 142,946
A. Suarez CFO	2010 2009	120,000 161,874	15,000 -	21,000 -	23,571 20,831	- -	- -	- -	179,571 182,705

Former Officers Name & Principal Position
G. Benninger CEO, Pres. (2) until 4/2009	2010 2009	- 233,653	- -	- -	-	- -	- -	- -	- 233,653

 (1) Actual cash amount paid based on bi-weekly payroll for the period July 1, 2009 through June 30, 2010 and July 1, 2008 through June 30, 2009, respectively.

(2) Gary Benninger signed an employment agreement as Chief Executive Officer effective September 1, 2007 for a two year term through August 31, 2009 at a base salary of $300,000 with additional stock compensation of 25,000 shares valued at $4.04 per share vesting August 31, 2008 and 150,000 options exercisable for 5 years at $4.04 per share, 50,000 options vesting on June 30, 2008 and 100,000 options vesting on June 30, 2009. Like the other executive officers, in December 2008 he accepted a 10% salary reduction and a second reduction to a maximum of $10,000 per month in April 2009.  He resigned as CEO and President effective April 24, 3009.  The 100,000 unvested options were cancelled.

(3) In July 2009, the Compensation Committee and the Board of Directors approved the grant of stock bonus awards to Michael Kapral, Anders Suarez and James Moore.  The three officers were each granted 100,000 shares of stock (valued at $21,000 each) in recognition of their extraordinary efforts on the Company’s behalf.

(4) Based on the aggregate grant date fair value computed in accordance with ASC 718.

Grants of Plan Based Awards

In July 2009, the Compensation Committee and the Board of Directors approved the grant of stock bonus awards to Michael Kapral, Anders Suarez and James Moore.  The three officers were each granted 100,000 shares of stock.

Director Silas Kines was granted a bonus stock award of 40,000 shares in January 2010. Director Gary Tucker was granted a bonus stock award of 25,000 shares in June 2010.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards of the Named Executive Officers as of June 30, 2010.

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
M. Kapral	50,000		25,000	2.02	3/31/13
J. Moore	50,000		25,000	1.79	5/12/13
A. Suarez	50,000		25,000	1.79	5/12/13
G. Benninger	50,000			4.04	8/31/12

Option Exercises and Stock Vested

There were no option exercises or stock vested during the year ended June 30, 2010.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not provide pension benefits or provide any other qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

DIRECTOR COMPENSATION

The following table sets forth the aggregate compensation paid or accrued by the Company to the Directors for the fiscal year ended June 30, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings	All Other Compensation ($)(1)(2)	Total ($)
L. Haynie	$4,000	$15,000	$0	$0	$0	$0	$19,000
F. Dosal	$2,000	$15,000	$0	$0	$0	$0	$17,000
H. Moyle	$2,000	$15,000	$0	$0	$0	$0	$17,000
W. Sprunk (3)	$0	$9,000	$0	$0	$0	$0	$9,000
S. Hanni (4)	$23,000	$27,500	$0	$0	$0	$0	$50,500
S. Kines (5)	$1,000	$17,000	$0	$0	$0	$0	$18,000
G. Tucker (6)	$0	$12,000	$0	$0	$0	$0	$12,000
T. Ryan (7)	$0	$0	$0	$0	$0	$0	$0
M. Kapral (8)	$0	$0	$0	$0	$0	$0	$0

(1) Excluding telephonic meetings, non-employee Directors received $1,000 for each meeting of the Board of Directors or meeting of a committee of the Board of Directors that they attended in fiscal 2010.

(2) Directors who fulfill special assignments at either the direction of the Executive Committee or pursuant to an agreement with the Board of Directors may be compensated for service on such assignments at a per diem rate of $1,000 per day, or may receive bonus share awards for extraordinary services at the discretion of the Board of Directors.

(3) Mr. Sprunk and Mr. Tregenza served as directors until December 1, 2009.

(4) Mr. Hanni serves as the Chairman of the Audit Committee and received annual compensation of $25,000 for fiscal 2010.

(5) Mr. Kines was granted a stock award of 40,000 shares in January 2010.

(6) Mr. Tucker was appointed to the board in March 2010. He was granted a stock award of 25,000 shares in June 2010.

(7) Mr. Ryan was appointed to the board in June 2010.

(8) Mr. Kapral was appointed to the board in February 2010 but does not receive any additional compensation for board service.

All directors are reimbursed for all travel related expenses incurred in connection with their activities as directors.

Subsequent to the end of the fiscal year ended June 30, 2010, in July 2010, the Board of Directors also approved a grant of 50,000 stock options to each of our seven non-employee directors.  The options are subject to vesting provisions such that the options are to vest only upon realization of the first profitable fiscal quarter (without including the expense related to the issuance of the options).  The vesting is also contingent on service as a director for the period July 1, 2010 through June 30, 2011. The options are exercisable for three years at an exercise price of $0.50 per share.

Effective August 1, 2010, the board approved compensation of $6,000 per month to director Timothy Ryan to act as principal organizer, planner and architect of the Company’s business plan and strategic objectives, subject to the approval of the board, such compensation to be in addition to the general annual compensation for board members.  The term of the compensation is open-ended at the discretion of the board.

Effective September 23, 2010, the directors agreed to suspend the in-person meeting fees for a period of six months in order to cut the Company’s expenses, particularly in connection with the Annual Shareholders’ Meeting.

2004 Non-Employee Directors' Stock Incentive Plan

Directors are eligible to receive stock option grants under the 2004 Non-Employee Directors' Stock Incentive Plan (“2004 Plan”).  Under the 2004 Plan, the amount of options, if any, granted to directors and the terms and provisions of any options granted to directors are at the discretion of the Compensation Committee. No options were granted to any non-employee director during the year ended June 30, 2010.

The 2004 Plan was established to attract, motivate and retain qualified non-employee Directors.  The 2004 Plan will provide a means for non-employee Directors to increase their equity ownership.  The 2004 Plan has not been submitted to our stockholders for approval.

The date of grant to eligible Directors is December 1st of each year during the term of the 2004 Plan and for any supplemental grant, on a date determined by the Board of Directors.  An eligible Director is any person who on the date of grant is a member of the Board of Directors.

A total of 1,200,000 shares of common stock may be awarded under the 2004 Plan.  If any shares subject to any award granted thereunder are forfeited or such award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such award, to the extent of such termination or forfeiture, shall again be available for grant under the 2004 Plan during the term of the Plan.

The 2004 Plan has a term of ten (10) years commencing on December 15, 2004.  Awards of stock options and of restricted stock under this Plan shall be made at the discretion of the Board of Directors, subject to a maximum individual award of up to 10,000 stock options or up to 10,000 shares of restricted stock, or some combination aggregating no more than 10,000 total in any one year.  Determination of such awards, if any, shall be made annually by the entire Board of Directors, with the exercise price of stock options or the value of the restricted stock to be determined as of December 1st. The term of stock options shall be not more than ten (10) years from the date of grant. Under no circumstances shall any option vest in less than six months from the date of grant.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in our corporate structure affecting common stock, or a sale by us of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, our Board of Directors will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate.  However, no fractional shares of common stock will be issued pursuant to any such adjustment, and the fair market value of any fractional shares resulting from adjustments will be paid in cash to the awardee.

All options and restricted stock granted to an awardee shall automatically terminate and be null and void as of the date an eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth as of September 24, 2010 the name and address and the number of shares of our Common Stock held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of our issued and outstanding common stock, and the name and shareholdings of each Director and of all officers and Directors as a group. The information on share numbers and percentage ownership listed assumes: a) the exercise of options by the beneficial owner (all included options are currently exercisable); and b) a corresponding increase in the number of shares issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC.  In determining the number of shares beneficially owned by a person, options or warrants to purchase common stock held by that person that are currently exercisable, or become exercisable within 60 days following September 24, 2010, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.  We believe that all of the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class(2)
Henry D. Moyle, Director (7) PO Box 790038, Virgin, UT 84779	1,803,285	5.62
Security Ownership of Management of the Company
Name and Position of Officer/Director	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Michael J. Kapral, CEO/President(3)	151,000	0.47
Anders A. Suarez, CFO (4)	226,613	0.71
James G. Moore, Jr., VP Operations (5)	217,929	0.68
Louis M. Haynie, Board Chairman(6)	732,112	2.28
Henry D. Moyle, Director (7)	1,803,285	5.62
Steve Hanni, Director (8	119,600	0.37
Francis Dosal, Director(9)	453,405	1.41
Silas O. Kines, Director	63,188	0.19
Gary M. Tucker, Director	35,344	0.01
Timothy L. Ryan, Director	0	0.00
Total beneficial ownership of all officers and directors as a group (10 persons)	3,802,476	11.80

 (1) All shares owned directly are owned beneficially and of record and such stockholder has sole voting, investment, and dispositive power, unless otherwise noted.

(2) Assumes exercise of options and/or warrants and corresponding increase in the number of shares issued and outstanding.

(3) Includes options to acquire 50,000 shares at an exercise price of $2.02 per share that expire March 31, 2013.

(4) Includes options to acquire 50,000 shares at an exercise price of $1.79 that expire May 12, 2013.

(5) Includes options to acquire 50,000 shares at an exercise price of $1.79 that expire May 12, 2013.

 (6) Includes 2,000 shares owned beneficially and of record by Gae B. Haynie, spouse of Louis M. Haynie, of which Mr. Haynie may be deemed to have beneficial ownership, and warrants to acquire 2,531 shares at an exercise price of $0.50 per share that expire February 4, 2011.

(7) Includes 78,124 shares and warrants to acquire 2,531 shares at an exercise price of $0.50 per share that expire February 4, 2011, all owned beneficially and of record by Mr. Moyle’s spouse and/or a minor child, all of which Mr. Moyle may be deemed to have beneficial ownership.

(8 Includes warrants to acquire 2,531 shares at an exercise price of $0.50 per share that expire February 4, 2011.

 (9) Includes 157,150 shares held of record by Mr. Dosal’s spouse and/or a trust over which Mr. Dosal may exercise discretionary authority, and warrants to acquire 2,531 shares at an exercise price of $0.50 per share that expire February 4, 2011.

Equity Compensation Plan Information

The following table sets forth information as of the end of June 30, 2010 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Performance Units A	Weighted-Average Exercise Price of Outstanding Options, Restricted Stock Units and Performance Units B	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans C
Equity compensation plans approved by security holders	325,000		$1,237,656
Equity compensation plans not approved by security holders (1)	0	n/a	1,200,000
Total	325,000		$2,437,656

(1) Includes all shares and options issuable under our 2004 Non-Employee Directors' Stock Incentive Plan.

FINANCIAL AND OTHER INFORMATION

The Company’s most recent audited financial statements and other information are contained in the Company’s annual report on Form 10-K for the period ending June 30, 2010. Such reports once filed, are available to stockholders upon written request addressed to the Company at the Company’s executive offices, or on the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the "Committee") assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of our internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, which is available on our website.

The members of the Committee are Steve Hanni, Henry Moyle and Francis Dosal. All of the current members of the Committee meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The members of the Committee reviewed and discussed with our management and HJ & Associates, LLC the audited financial statements contained in our annual report on Form 10-K for the fiscal year ended June 30, 2010 and also discussed with HJ & Associates, LLC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The members of the Committee received from HJ & Associates, LLC the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based on their review of our audited consolidated financial statements, and on their discussion with our management and with HJ & Associates, LLC, the members of the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2010.

AUDIT COMMITTEE

/s/Steve Hanni	/s/Francis Dosal	/s/Henry Moyle
Steve Hanni, Chair	Francis Dosal	Henry Moyle
9/28/2010	9/28/2010	9/28/2010

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  It is anticipated that the next annual meeting of stockholders will be held during December 2011.  Stockholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on June 30,

2011, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Stockholder proposals and director nominations for our 2011 Annual Meeting not intended for inclusion in the proxy materials for the meeting must be delivered to our principal executive offices no earlier than July 15, 2011 and no later than August 19, 2011 to be considered timely.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our Directors, executive officers and 10% stockholders, which we refer to as reporting persons, to file with the SEC initial reports of ownership and changes in ownership of our common stock.  Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, we believe that during our fiscal year ended June 30, 2010 all reporting persons timely filed all such reports.

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all our directors, officers and employees.  A copy of the code of ethics will be provided free of charge upon written request to our Secretary at the address shown on the cover page of this proxy statement and is accessible, free of charge at our website, www.amerityre.com.  If we grant waivers from or make amendments to this code of ethics that are required to be disclosed pursuant to the Exchange Act or applicable listing requirements, we will make those disclosures on our website within four business days following the date of such waiver or amendment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request by mail to Amerityre Corporation, 1501 Industrial Road, Boulder City, Nevada 89005. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Amerityre stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.

OTHER MATTERS

Management does not know of any business other than referred to in the Notice which may be considered at the meeting.  If any other matters should properly come before the Annual Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

AMERITYRE CORPORATION

BY ORDER OF THE BOARD OF DIRECTORS

/s/Michael Kapral

Michael Kapral, Chief Executive Officer

Boulder City, Nevada

October 15, 2010

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD.

RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

[PROXY CARD]

PROXY

AMERITYRE CORPORATION

Annual Meeting of Stockholders

December 1, 2010

(This Proxy is Being Solicited by the Board of Directors)

The undersigned hereby appoints Michael Kapral and James Moore, each of them, proxies, with full power of substitution, to vote the voting shares of Amerityre Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City Nevada 89005, on Wednesday, December 1, 2010, or any adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxy will be voted “FOR” each proposal.  If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, sign below.  The “FOR” boxes may, but need not, be checked.  To vote against any of the recommendations, check the appropriate box(es) marked “AGAINST” below.  To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1. Elect each of the following nominees as directors to serve until the 2010 Annual Meeting of Stockholders. To vote against any individual nominee, strike a line through such nominee’s name. To withhold your vote for any individual nominee, strike a line through such nominee’s name and circle the name.

Louis M. Haynie	Henry D. Moyle, Jr.	Silas O. Kines, Jr.	Gary M. Tucker

Francis E. Dosal	Timothy L. Ryan	Michael Kapral

FOR [ ]

AGAINST [ ]

WITHHOLD AUTHORITY [ ]

2. Ratify the appointment of HJ & Associates, LLC as independent public accountants.

FOR [ ]

AGAINST [ ]

WITHHOLD AUTHORITY [ ]

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.  IF THE SIGNER IS A COMPANY, PLEASE PROVIDE THE FULL NAME OF THE COMPANY AND A SIGNATURE FROM A DULY AUTHORIZED OFFICER, GIVING THE OFFICER’S FULL TITLE AS SUCH.  IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Name of Brokerage

Number of Shares

House [If Applicable]

Beneficially Held

___________________________________

_______________________________

Date:

___________________________________

_______________________________

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.